Exhibit 10.2

THE SECURITIES REPRESENTED BY THIS INSTRUMENT, TOGETHER WITH ANY SECURITIES ISSUABLE UPON ITS CONVERSION, IF ANY, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SALE OR DISPOSITION OF THIS CONVERTIBLE DEBENTURE OR THE SECURITIES ISSUABLE UPON ITS CONVERSION, IF ANY, MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.


                              HC INNOVATIONS, INC.

                              CONVERTIBLE DEBENTURE

                                                                  ________, 2005
$_______.00                                                 Shelton, Connecticut

         1.       PRINCIPAL AND INTEREST.

         FOR VALUE RECEIVED, HC INNOVATIONS, INC., a Delaware corporation (the "COMPANY"), hereby promises to pay to the order of ___________, or its permitted registered assigns (the "HOLDER"), at the address of the Holder appearing on the Company's books, the principal amount of ______ Thousand Dollars ($_00,000),without interest, in lawful money of the United States of America, on _____, 200_ (the "MATURITY DATE") (18 MONTHS FROM THE DATE OF THIS DEBENTURE), unless sooner converted in full in accordance with the provisions of this Debenture. Concurrently with the payment or conversion in full of all principal hereunder, Holder shall surrender this Debenture to the Company for cancellation.

         2. PREPAYMENT. The Company shall have no right to prepay in whole or part any outstanding portion of the principal amount of this Debenture.

         3.       ABSENCE OF COLLATERAL. This Debenture is unsecured.

         4. EVENTS OF DEFAULT. The occurrence of any of the following events of default shall constitute an "Event of Default" under this Debenture. If any of the following events (each an "EVENT OF DEFAULT") shall occur and be continuing:

                  4.1 FAILURE TO PAY. The Company shall fail to pay all amounts owed on the Maturity Date as required under the terms of this Debenture.

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                  4.2      VOLUNTARY BANKRUPTCY OR INSOLVENCY  PROCEEDINGS.  The
Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing.

                  4.3 INVOLUNTARY BANKRUPTCY OR INSOLVENCY PROCEEDINGS. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced.

         5. ACCELERATION. If an Event of Default occurs with respect to the Company and is continuing, then this Debenture shall become immediately due and payable.

         6.       PUBLIC COMPANY SUCCESSOR/CONVERSION.

                  6.1 PUBLIC COMPANY SUCCESSOR. The Holder has been informed that following the execution and delivery of this Debenture, the Company may be merged with or into or acquired by a public company (the "PUBLIC COMPANY SUCCESSOR"), with the Public Company Successor as the surviving entity of such merger or acquisition, all upon terms and conditions, including, without limitation, the assumption by the Public Company Successor of the Company's obligations under this Debenture, as shall be satisfactory to the Company. After the consummation of such merger or acquisition, the Public Company Successor would become a reporting company pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT") and the Public Company Successor's common stock would be listed or quoted for trading, as applicable, on one of the following markets or exchanges: the Nasdaq SmallCap Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the OTC Bulletin Board (each, a "TRADING MARKET") or continued to be reported in the "Pink Sheets", herein described.

                  6.2 VOLUNTARY CONVERSION OF THIS DEBENTURE. If a transaction described in Section 6.1 is consummated and the Public Company Successor's voting common stock (the "PUBLIC COMPANY SUCCESSOR COMMON STOCK") is listed or quoted for trading on a Trading Market or reported in the Pink Sheets, then the Holder may, prior to the Maturity Date, voluntarily convert this Debenture into Public Company Successor Common Stock in accordance with the terms of this Section 6.

                  6.3 VOLUNTARY CONVERSION PRICE. Each $1,000 principal amount of this Debenture, or any fraction thereof, is convertible into the Public Company Successor Common Stock on a dollar for dollar basis. This Debenture shall be convertible into the number of shares of Public Company Successor Common Stock (the "CONVERSION SHARES") determined by the

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

QUOTIENT obtained by DIVIDING (a) the principal amount of this Debenture BY (b) the PRODUCT of 50% TIMES the VWAP of the Public Company Successor Common Stock, herein defined, on the day preceding the date of the Notice of Conversion, herein defined (the "VOLUNTARY CONVERSION PRICE"). Anything herein to the contrary notwithstanding, the Voluntary Conversion Price shall not be less than $.40. The Voluntary Conversion Price shall not be subject to adjustment for stock splits, stock dividends or corporate reorganizations.

                  6.4 DEFINITION. "VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Public Company Successor Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of such Common Stock for such date (or the nearest preceding date) on the primary Trading Market on which such Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. EST to 4:02 p.m. Eastern Time) using the VAP function; or (b) if such Common Stock is not then listed or quoted on a Trading Market and if prices for such Common Stock are then reported in the "Pink Sheets" published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of such Common Stock so reported.

                  6.5 NOTICE OF CONVERSION/CONVERSION PROCEDURE. In order to convert this Debenture into Public Company Successor Common Stock, the Holder must deliver a dated and signed notice of conversion, stating its intention to convert the full principal amount of this Debenture into the Conversion Shares (the "NOTICE OF CONVERSION"). Notices of Conversion shall be deemed delivered on the date sent, if personally delivered, to the Company's Chief Executive Officer at the Company's principal place of business, or when actually received if sent by another method. The Notice of Conversion shall be accompanied by the original Debenture.

         The Company shall use its reasonable best efforts to issue or cause its transfer agent to issue the Conversion Shares within three (3) business days after the Company receives a fully executed and completed Notice of Conversion and original Debenture. The Company shall bear the cost associated with the issuance of the Conversion Shares. Such Conversion Shares shall be issued with a restrictive legend indicating that the Conversion Shares were issued in a transaction which is exempt from registration under the Securities Act of 1933, as amended, and that the Conversion Shares CANNOT BE transferred unless they are so registered, or an exemption from registration is available, in the opinion of counsel to the Company. The Conversion Shares shall be issued in the same name as the person who is the Holder unless, in the opinion of counsel to the Company, such transfer can be made in compliance with applicable securities laws. The person in whose name the certificates of Conversion Shares are so registered shall be treated as a common stockholder of the Public Company Successor on the date such Conversion Shares are so issued.

         Notwithstanding the above, the Company shall not be obligated to issue to the Holder such certificates evidencing shares of the Conversion Shares upon conversion of this Debenture unless such Debenture is delivered to the Company for cancellation (or the Holder notifies the Company that such Debenture has been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Company, together with reasonably requested surety, to indemnify the Company from any such loss incurred in connection with the loss of such Debenture).

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

         7. TRANSFERABILITY. This Debenture has been issued by the Company for the sole benefit of the Holder and may not be sold, transferred or otherwise assigned without the prior written consent of the Company and the Holder agrees not to take any actions which would cause any third party to have such an interest in this Debenture.

         8. ASSIGNMENT. The rights and obligations of the Company and the Holder shall be binding upon any entity which becomes the successor of the Company such as the Public Company Successor or which otherwise assumes the Company's obligations hereunder.

         9. WAIVER AND AMENDMENT. Any provision of this Debenture may be amended, waived or modified only upon the written consent of both the Company and the Holder.

         10. WAIVER OF PRESENTMENT, DEMAND, ETC. The Company waives presentment, diligence, demand of payment, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Debenture.

         11. ATTORNEY'S FEES. If, after maturity, this Debenture is placed in the hands of an attorney for collection or if it is collected through judicial, probate, bankruptcy, or receivership proceedings, the Company agrees to pay all reasonable costs and expenses, including, without limitation, attorneys' fees and expenses expended or incurred by the Holder in connection with the enforcement of this Debenture, the collection of any sum due hereunder, any action for declaratory relief in any way related to this Debenture, or the protection or preservation of any right of the Holder hereunder, whether or not suit is brought.

         12. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be given to the Company at its principal place of business and to the Holder at its address set forth below. The Company or the Holder, as applicable, may change its address for notice purposes by delivery of a change of address in accordance with the provisions of this Section 12.

         13. GOVERNING LAW. This Debenture shall be governed and construed in all respects in accordance with the laws of the State of Delaware without regard to the conflicts of laws provisions.

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

         IN WITNESS WHEREOF, the Company has caused this Debenture to be issued and delivered as of the date first set forth above.

                                        HC INNOVATIONS, INC.


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:
Holder's address for notice purposes:


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